Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2012, with respect to the consolidated financial statements, accompanying financial statement schedule, and internal control over financial reporting (which internal control report included an adverse opinion) included in the Annual Report of Amerigon Incorporated and subsidiaries on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Amerigon Incorporated and subsidiaries on Forms S-3 (File Nos. 333-171787, effective January 28, 2011 and 333-176887, effective September 28, 2011) and on Forms S-8 (File Nos. 333-03926, effective April 23, 1996, 333-44007, effective January 9, 1998, 333-61632, effective May 24, 2001, 333-100811, effective October 29, 2002, 333-139868, effective January 9, 2007, 333-164990, as amended, effective March 30, 2011 and 333-176884, effective September 16, 2011).

/s/ GRANT THORNTON LLP

Southfield, Michigan

March 15, 2012